Exhibit 99.1

COMMONWEALTH BANCSHARES, INC.

AND SUBSIDIARIES

Louisville, Kentucky

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

COMMONWEALTH BANCSHARES, INC.

AND SUBSIDIARIES

Louisville, Kentucky

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

Crowe LLP Independent Member Crowe Global

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders

Commonwealth Bancshares, Inc.

Louisville, Kentucky

Opinion

We have audited the consolidated financial statements of Commonwealth Bancshares, Inc., which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Commonwealth Bancshares, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Commonwealth Bancshares, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 14 to the financial statements, Commonwealth Bancshares, Inc. entered into a definitive Stock Purchase Agreement on August 3, 2021. This transaction closed on March 7, 2022.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Commonwealth Bancshares, Inc.’s ability to continue as a going concern for one year from the date the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Commonwealth Bancshares, Inc.’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Commonwealth Bancshares, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Crowe LLP

Louisville, Kentucky

March 30, 2022

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2021 and 2020

(Dollar amounts in thousands except share data)

	2021	2020
ASSETS
Cash and due from financial institutions	$304,053	$93,420
Federal funds sold	10,242	892
Cash and cash equivalents	314,295	94,312

Equity securities	-	391
Investment securities available for sale	263,985	211,491
Mortgage loans held for sale	2,539	47,848
Loans, net of allowance of $16,147 and $15,930	663,488	774,401
Premises and equipment, net	29,111	30,957
Federal Home Loan Bank stock	4,436	4,684
Accrued interest receivable	2,557	4,051
Mortgage servicing rights, net	9,752	8,984
Goodwill	5,529	6,235
Other assets	10,591	13,802

Total assets	$1,306,283	$1,197,156

LIABILITIES AND EQUITY
Deposits
Non‑interest bearing	$294,306	$288,813
Savings and NOW	741,623	633,296
Time	122,337	124,182
Total deposits	1,158,266	1,046,291

Federal Home Loan Bank advances	6,000	6,000
Subordinated debentures – trust preferred	26,000	26,000
Notes payable to correspondent	3,255	3,950
Accrued interest payable	87	115
Other liabilities	17,334	20,626
Total liabilities	1,210,942	1,102,982

Shareholders’ equity
Common stock, no par value; 3,500,000 shares authorized; 2,767,025 shares issued and outstanding in 2021 and 2020	24,940	24,940
Retained earnings	64,831	61,990
Accumulated other comprehensive income	3,406	4,785
Total shareholders’ equity	93,177	91,715

Non-controlling interest	2,164	2,459

Total equity	95,341	94,174

Total liabilities and equity	$1,306,283	$1,197,156

See accompanying notes.

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2021 and 2020

(Dollar amounts in thousands)

	2021	2020
Interest and dividend income
Loans, including fees	$32,873	$37,923
Taxable securities	1,335	1,808
Tax exempt securities	1,978	2,157
Federal funds sold and other	258	257
	36,444	42,145

Interest expense
Savings and NOW deposits	1,795	2,918
Time deposits	1,072	2,572
Federal funds purchased	-	1
Federal Home Loan Bank advances	94	96
Notes payable to correspondent	153	175
Subordinated debentures and other	662	755
	3,776	6,517

Net interest income	32,668	35,628
Provision for loan losses	300	7,890

Net interest income after provision for loan losses	32,368	27,738

Noninterest income
Trust / financial advisory fees	14,106	11,600
Mortgage banking activities	21,360	42,524
Service charges on deposit accounts	4,670	4,605
Net gains (losses) on sales of securities	16	(1)
Realized gain (loss) on equity securities	10,393	(36)
Net gains (losses) on sales of assets	92	(252)
Rental income	556	566
Other	29	495
	51,222	59,501

Noninterest expense
Salaries and employee benefits	38,561	45,153
Occupancy, equipment, and data processing	8,411	8,824
Advertising	1,226	1,448
Legal and professional fees	1,898	1,845
Regulatory licenses and fees	740	1,433
Federal deposit insurance	395	395
Supplies	107	283
Data communications	649	720
Goodwill amortization	706	706
Other	7,740	7,607
	60,433	68,514

Net Income	23,157	18,725

Less net income attributable to non-controlling interest	362	229

Net income attributable to controlling interest	$22,795	$18,496

See accompanying notes.

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years ended December 31, 2021 and 2020

	2021	2020

Net income	$23,157	$18,725

Other comprehensive income:
Unrealized holding gains (losses) on available for sale securities arising during period	(1,669)	3,059
Reclassification adjustment for (gains) losses realized in income	(16)	1
Unrealized gains (losses) on cash flow hedge	306	(353)
Total other comprehensive income	(1,379)	2,707

Comprehensive income	21,778	21,432

Less comprehensive income attributable to non-controlling interest	362	229

Comprehensive income attributable to controlling interest	$21,416	$21,203

See accompanying notes.

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Years ended December 31, 2021 and 2020

(Dollar amounts in thousands except share data)

	Shares	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income / (Loss)	Non-Controlling Interest	Total Equity

Balance at January 1, 2020	2,767,025	$24,940	$53,926	$2,078	$2,753	$83,697

Non-controlling interest distributions	-	-	-	-	(523)	(523)

Net income	-	-	18,496	-	229	18,725

Other comprehensive income	-	-	-	2,707	-	2,707

Shareholder distribution ($3.77 per share)	-	-	(10,432)	-	-	(10,432)

Balance at December 31, 2020	2,767,025	$24,940	$61,990	$4,785	$2,459	$94,174

Non-controlling interest distributions	-	-	-	-	(657)	(657)

Net income	-	-	22,795	-	362	23,157

Other comprehensive loss	-	-	-	(1,379)	-	(1,379)

Shareholder distribution ($7.21 per share)	-	-	(19,954)	-	-	(19,954)

Balance at December 31, 2021	2,767,025	$24,940	$64,831	$3,406	$2,164	$95,341

See accompanying notes.

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2021 and 2020

(Dollar amounts in thousands)

	2021	2020
Cash flows from operating activities
Net income	$23,157	$18,725
Adjustments to reconcile net income to net cash from operating activities
Provision for loan losses	300	7,890
Depreciation and amortization	2,877	2,952
Net amortization of securities	345	546
Net realized (gain) loss on equity securities	(10,393)	36
Net realized (gain) loss on sales of securities	(16)	1
Net (gain) loss on sale of assets	(92)	252
Net gain on sale of loans	(21,791)	(38,239)
Loans originated for sale	(579,051)	(856,609)
Proceeds from sales of loans held for sale	643,801	871,761
Net change is mortgage servicing rights	(768)	(1,994)
Warehouse loans purchased	(97)	(21,525)
Proceeds from sales of warehouse loans held for sale	2,447	31,490
Net change in:
Accrued income and other assets	4,735	(4,039)
Accrued expenses and other liabilities	(3,359)	8,991
Net cash from operating activities	62,095	20,238

Cash flows from investing activities
Available-for-sale securities:
Sales	11,059	-
Maturities, prepayments and calls	231,543	116,670
Purchases	(286,050)	(145,617)
Proceeds from sale of Federal Home Loan Bank stock	248	-
Net change in loans	110,613	(19,855)
Proceeds from sale of assets	172	-
Net additions to premises and equipment	(405)	(1,880)
Net cash from investing activities	67,180	(50,682)

Cash flows from financing activities
Net change in deposits	111,973	49,021
Proceeds from note payable to correspondent bank	200	450
Repayments on note payable to correspondent bank	(895)	(888)
Proceeds from Federal Home Loan Bank advances	-	24,025
Repayments on Federal Home Loan Bank advances	-	(24,188)
Cash disbursements to non-controlling interest	(617)	(527)
Cash disbursements to shareholders	(19,954)	(10,432)
Net cash from financing activities	90,708	37,461

Net change in cash and cash equivalents	219,983	7,017

Beginning cash and cash equivalents	94,312	87,295

Ending cash and cash equivalents	$314,295	$94,312

See Note 15 regarding non-cash transactions included in the acquisition.

See accompanying notes.

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include the accounts of Commonwealth Bancshares, Inc. (the Company), Commonwealth Bank and Trust Company (CBT), and Landmark Financial Advisors (LFA).

The Company provides financial services through its offices in Jefferson, Shelby, Boone and Kenton Counties in Kentucky. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area.

The Company acquired a 60% interest in Landmark Financial Advisors during 2019. LFA provides wealth management services from its office in Bowling Green, Kentucky. LFA is consolidated into the Company. Non-controlling interest within the income statement and equity section represents the interest in LFA not owned by the Company.

Subsequent Events: The Company has evaluated subsequent events for recognition and disclosure through March 30, 2022, which is the date the financial statements were available to be issued.

Risks and uncertainties: In December 2019, a novel strain of coronavirus surfaced in Wuhan, China, and spread around the world resulting in business and social disruption.  The coronavirus was declared a Public Health Emergency of International Concern by the World Health Organization on January 30, 2020.  The economic pressures and uncertainties arising from COVID-19 is expected to significantly impact the Bank’s retail and commercial customers. The Bank’s credit delinquencies and losses may be adversely impacted with many businesses substantially reducing operations.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions with maturities fewer than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased.

Investment Securities: All debt securities are classified as available for sale and recorded at fair value, with unrealized holding gains and losses reported in other comprehensive income.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

In order to determine OTTI for purchased beneficial interests that, on the purchase date, were not highly rated, the Company compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows. OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows.

Equity Securities: Equity securities are carried at fair value, with changes in fair value reported in net income. Equity securities without readily determinable fair values are carried at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment.

Mortgage Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are under mandatory delivery or best efforts contracts. The Company has opted to carry loans under mandatory delivery contracts at fair value to better align the accounting of these loans with the related derivatives. The fair value of these loans held for sale is determined using quoted secondary market prices. Loans sold under best efforts contracts are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net gains and losses on all contracts are reported in mortgage banking activities on the statement of income.

Mortgage loans held for sale are sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the cost allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold and are reported in mortgage banking activities on the statement of income.

Mortgage Banking Derivatives: Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market and forward commitments for the future delivery of these mortgage loans are accounted for as free standing derivatives. The fair value of the interest rate lock is recorded at the time the commitment to fund the mortgage loan is executed and is adjusted for the expected exercise of the commitment before the loan is funded. In order to hedge the change in interest rates resulting from its commitments to fund the loans, the Company enters into forward commitments for the future delivery of mortgage loans when interest rate locks are entered into. Fair values of these mortgage derivatives are estimated based on changes in mortgage interest rate from the date the interest on the loan is locked. Changes in the fair values of these derivatives are reported in mortgage banking activities on the statement of income.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Servicing Rights: Servicing rights are recognized separately when they are acquired through sales of loans. When mortgage loans are sold, servicing rights are initially recorded at fair value with the income statement effect recorded in mortgage banking activities. Fair value is based on market prices for comparable mortgage servicing contracts, when available or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into mortgage banking activities in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. Changes in valuation allowances are reported with mortgage banking activities in the statement of income.

Servicing fee income, which is reported in the statement of income within mortgage banking activities, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income. Late fees and ancillary fees related to loan servicing are not material.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported as the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level‑yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company’s policy, generally after 90 days of non-payment.

All interest accrued but not received for loans placed on nonaccrual are reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost‑recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Concentration of Credit Risk: Most of the Company’s business activity is with customers located within Jefferson, Shelby, Boone, Kenton and surrounding counties. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in these areas.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified, resulting in a concession and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

All loans risk rated as substandard are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non‑impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent 3 years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments and their associated risks have been identified:

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

●

Commercial loans are dependent on the strength of the industries of the related borrowers and the success of their businesses. Commercial loans are advances for equipment purchases or to provide working capital or meet other financing needs of business enterprises. These loans may be secured by accounts receivable, inventory, equipment or other business assets. Financial information is obtained from the borrower to evaluate ability to repay the loans.

●

Commercial real estate loans are dependent on the industries tied to these loans as well as the local commercial real estate market. Commercial real estate loans include completed projects as well as construction loans. These loans are secured by the real estate, and appraisals are obtained to support the loan amount. An evaluation of the project’s cash flows is performed to evaluate the borrower’s ability to repay the loan.

●

Construction and land development loans primarily consist of borrowings to purchase and develop raw land into 1-4 family residential properties. Construction loans are extended to individuals as well as corporations for the construction of an individual or multiple properties and are secured by raw land and the subsequent improvements. Repayments of the loans to real estate developers is dependent upon the sale of properties to third parties in a timely fashion upon completion. Should there be delays in construction or a downturn in the market for those properties, there may be significant erosion in value which may be absorbed by the Company.

●

Residential real estate loans are affected by the local residential real estate market, the local economy, and, for variable rate mortgages, movement in indices tied to these loans. The Bank evaluates the borrower’s repayment ability through a review of credit scores and debt to income ratios. Appraisals are obtained to support the loan amount.

●

Consumer and other loans are dependent on local economies. Consumer and other loans are generally secured by consumer assets, but may be unsecured. The Bank evaluates the borrower’s repayment ability through a review of credit scores and an evaluation of debt to income ratios.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Other Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight‑line method with useful lives ranging from 5 to 40 years. Leasehold improvements are depreciated over the lesser of the life of the lease or the economic life of the asset. Furniture, fixtures and equipment are depreciated using the straight‑line method with useful lives ranging from 3 to 15 years.

Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Because this stock is viewed as long term investment, impairment is based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Goodwill: Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any non-controlling interests in the acquired, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. The goodwill is being amortized over 10 years.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Retirement Plans: Employee 401(k) plan expense is the amount of matching contributions.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale and unrealized gains and losses on cash flow-hedges which are also recognized as separate components of equity.

Income Taxes:  The Company has elected to be taxed under Subchapter S of the Internal Revenue Code, consequently taxable income of the corporation is passed through to its individual shareholders and the shareholders are subject to tax on the income. The Company is no longer subject to examination by federal taxing authorities for the years before 2018 and state taxing authorities for the years before 2017.

The Company recognizes interest and/or penalties related to income tax matters in other noninterest expense.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivatives: At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company’s intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or an unrecognized firm commitment (“fair value hedge”), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”), or (3) an instrument with no hedging designation (“stand-alone derivative”). For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item, are recognized in current earnings a fair values change. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. For both types of hedges, changes in the fair value of derivatives that are not highly effective in hedging the changes in fair value or expected cash flows of the hedged item are recognized immediately in current earnings. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported currently in earnings, as non-interest income.

The Company does not use derivatives for trading purposes. An interest rate swap was executed on a loan to swap a fixed rate to floating. The Company has one fair value hedge with a notional amount of $614 and $758 at December 31, 2021 and 2020. The fair value of the derivative was $(64) and $(101) at December 31, 2021 and 2020 presented in other liabilities. The change in fair value of the derivative and the fair value of the hedged loan were equally offset through loan interest income and interest expense.

The Company also enters into interest rates swaps with its loan customers. The notional amount of interest rate swaps with its loan customers were $15,081 and $15,655 as of December 31, 2021 and 2020. The Company enters into corresponding offsetting derivatives with third parties. While these derivatives represent economic hedges, they do not qualify as hedges for accounting purposes. The fair value of the derivatives was $(682) and $(1,531) at December 31, 2021 and 2020, respectively presented in other assets and other liabilities. The change in fair value of the derivatives were equally offset through interest income and interest expense.

The Company has cash flow hedges used as part of the asset liability management strategy to help manage the interest rate risk position of subordinated debentures – trust preferred and loans with a total notional amount of $12,000 at December 31, 2021 and 2020. The fair value of the cash flow hedges presented in other liabilities was $113 and $419 as of December 31, 2021 and 2020 The hedges are considered effective with the change in the fair value of the cash flow hedge that is included in accumulated other comprehensive income was $306 and $(353) as of December 31, 2021 and 2020.

Net cash settlements on derivatives that qualify for hedge accounting are recorded in the interest income or interest expense, based on the item being hedged. Net cash settlements on derivatives that do not qualify for hedge accounting are reported currently in earnings, as non-interest income. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the hedged firm commitment is no longer firm, or treatment of the derivative as hedge is no longer appropriate or intended.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

When hedge accounting is discontinued, subsequent changes in fair value of the derivatives are recorded as non-interest income. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.

Trust Fees and Assets: Fees for trust services are recognized on the accrual basis of accounting as the related services are performed. Assets held in trust, approximately $3,197,000 and $2,727,000 at December 31, 2021 and 2020, respectively, are not assets of the Company and, as such, are not included in the consolidated balance sheets.

Dividend Restrictions: Banking regulators require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to the shareholders.

Consolidated Statements of Cash Flows: For purposes of the consolidated statements of cash flows, the Company considers cash and due from banks and federal funds sold to be cash equivalents. All cash and cash equivalents mature in 90 days. Cash payments of interest totaled approximately $3,805 and $6,627 for 2021 and 2020, respectively.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders’ equity.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 2 – SECURITIES

The following table summarizes the amortized cost and fair value of securities available-for-sale at December 31, 2021 and 2020 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

2021
U.S. government sponsored agencies	$163,580	$246	$(42)	$163,784
Municipal bonds	75,059	2,706	-	77,765
Agency mortgage-backed securities:
Residential	14,443	479	(3)	14,919
Corporate bonds	5,696	180	-	5,876
Collateralized debt obligations	1,688	157	(204)	1,641
Total debt securities	$260,466	$3,768	$(249)	$263,985

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

2020
U.S. government sponsored agencies	$86,542	$841	$-	$87,383
Municipal bonds	90,259	3,507	(1)	93,765
Agency mortgage-backed securities:
Residential	22,110	874	(15)	22,969
Corporate bonds	5,695	183	(4)	5,874
Collateralized debt obligations	1,687	81	(268)	1,500
Total debt securities	$206,293	$5,486	$(288)	$211,491

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 2 – SECURITIES (Continued)

Sales of available for sale securities were as follows:

	2021	2020

Gross gains	$17	$-
Gross losses	(1)	(1)

The amortized cost and fair value of debt investment securities, at year end 2021 by contractual maturity:

	Amortized Cost	Fair Value

Due in one year or less	$147,577	$147,632
Due from one to five years	41,003	41,648
Due from five to ten years	26,054	27,041
Due after ten years	31,389	32,745
Agency mortgage-backed securities: residential	14,443	14,919

Total	$260,466	$263,985

Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

Securities pledged at year end 2021 and 2020 had a carrying amount of $213,219 and $158,735, respectively, and were pledged to secure public deposits and sweeps.

At year end 2021 and 2020, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders’ equity.

The following table summarizes the investment securities with unrealized losses at December 31, 2021 and 2020 aggregated by major security type and length of time in a continuous unrealized loss position:

	2021
	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss

U.S. government sponsored agencies	$120	$(42)	$-	$-	$120	$(42)
Agency mortgage-backed securities:
Residential	49	-	150	(3)	199	(3)
Collateralized debt obligations	-	-	794	(204)	794	(204)

Total temporarily impaired	$169	$(42)	$944	$(207)	$1,113	$(249)

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 2 – SECURITIES (Continued)

	2020
	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss

Municipal bonds	$169	$(1)	$-	$-	$169	$(1)
Agency mortgage-backed securities:
Residential	65	-	2,446	(15)	2,511	(15)
Corporate bonds	196	(4)	-	-	196	(4)
Collateralized debt obligations	-	-	730	(268)	730	(268)

Total temporarily impaired	$430	$(5)	$3,176	$(283)	$3,606	$(288)

As of December 31, 2021, the Company’s securities portfolio consisted of $263,985 securities, $1,113 of which were in an unrealized loss position. The majority of unrealized losses are related to the Company’s U.S. government-sponsored agencies, collateralized debt obligations and municipals, as discussed below:

Agency mortgage backed and U.S. Government-Sponsored Agency Securities: At December 31, 2021, all of the mortgage-backed securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae and Freddie Mac, institutions which the government has affirmed its commitment to support. In addition, U.S. government agencies and obligations of states and political subdivisions are of good investment quality. Because any decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these mortgage-backed securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2021.

Municipal bonds: Unrealized losses on Municipal bonds have not been recognized into income because the issuers bonds are of high credit quality (rated AA or higher) at acquisition date and December 31, 2020, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates and other market conditions. The fair value is expected to recover as the bonds approach maturity.

Corporate bonds: Unrealized losses on Corporate bonds have not been recognized into income because the issuers bonds are of high credit quality, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates and other market conditions. The fair value is expected to recover as the bonds approach maturity.

Collateralized Debt Obligations: The Company’s unrealized losses in collateralized debt obligations (CDOs) relate primarily to its investment in pooled trust preferred securities. The decline in fair value is primarily attributable to temporary illiquidity, not necessarily the expected cash flows from the individual securities. Due to the illiquidity in the market, it is unlikely that the Company would be able to recover its investment in these securities if the Company sold the securities at this time.

The Company’s analysis of two of these investments includes a total of $1,687 of pooled trust preferred securities. These securities were rated high quality (AA and above) at inception, but at December 31, 2021, Moody’s rated these securities as A1, which is defined as upper-medium grade and subject to low credit risk, and B3, which is defined as substantial risks.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 2 – SECURITIES (Continued)

The issuers of these securities are primarily banks, but some of the pools do include a limited number of insurance companies. The Company uses an OTTI evaluation model to compare the present value of expected cash flows to the previous estimate to ensure there are no adverse changes in cash flows during the period. The OTTI model considers the structure and term of the CDO and the financial condition of the underlying issuers. Specifically, the model details interest rates, principal balances of note classes and underlying issuers, the timing and amount of interest and principal payments of the underlying issuers, and the allocation of the payments to the note classes. The current estimate of expected cash flows is based on the most recent trustee reports and any other relevant market information including announcements of interest payment deferrals or defaults or underlying trust preferred securities. Assumptions used in the model include expected future default rates and prepayments. The Company assumes no recoveries on defaults and treats all interest payment deferrals as defaults. In addition, the Company uses the model to “stress” each CDO, or make assumptions more severe than expected activity, to determine the degree to which assumptions could deteriorate before the CDO could no longer fully support repayment of the Company’s note class. The analysis did not indicate any further impairment as of December 31, 2021 or December 31, 2020. These two securities remained classified as available for sale at December 31, 2021, and together, the two securities accounted for $204 of the unrealized loss at December 31, 2021.

The table below presents a roll forward of the credit losses recognized in earnings for the years ended:

	2021	2020
Beginning balance, January 1	$690	$681
Reductions for credit losses on securities due to an increase in cash flows expected to be collected	-	9

Ending balance, December 31	$690	$690

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 3 – LOANS

Loans at year‑end were as follows:

	2021	2020
Commercial	$64,672	$139,540
Commercial real estate	348,100	369,376
Construction and land development	59,653	78,918
Residential real estate	154,420	146,150
Consumer	33,912	35,463
Other	18,878	20,884
Subtotal	679,635	790,331
Less: Allowance for loan losses	(16,147)	(15,930)

Loans, net	$663,488	$774,401

In April, the Bank began originating Paycheck Protection Program (PPP) loans through the Small Business Administration as part of the CARES Act. The Bank originated $36,666 and $87,253 of PPP loans in 2021 and 2020, respectively. $1,831 and $55,481 of these loans remained outstanding at December 31, 2021 and 2020, respectively.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 3 – LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2021 and 2020:

		Commercial	Construction	Residential
		Real	and Land	Real
	Commercial	Estate	Development	Estate	Consumer	Other	Total
December 31, 2021
Allowance for loan losses:
Beginning balance	$1,879	$6,397	$4,291	$1,875	$1,066	$422	$15,930
Provision for (recovery of) loan losses	3,045	(1,192)	(1,786)	159	(118)	192	300
Loans charged-off	(253)	(45)	-	(25)	(142)	(120)	(585)
Recoveries	28	266	-	51	109	48	502
Total ending allowance balance	$4,699	$5,426	$2,505	$2,060	$915	$542	$16,147

December 31, 2020
Allowance for loan losses:
Beginning balance	$1,022	$3,123	$1,323	$1,799	$857	$111	$8,235
Provision for (recovery of) loan losses	879	3,321	2,914	76	310	390	7,890
Loans charged-off	(185)	(123)	-	-	(205)	(107)	(620)
Recoveries	163	76	54	-	104	28	425
Total ending allowance balance	$1,879	$6,397	$4,291	$1,875	$1,066	$422	$15,930

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 3 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2021 and 2020:

		Commercial	Construction	Residential
		Real	and Land	Real
	Commercial	Estate	Development	Estate	Consumer	Other	Total
December 31, 2021
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$3,683	$549	$805	$4	$25	$-	$5,066
Collectively evaluated for impairment	1,016	4,877	1,700	2,056	890	542	11,081

Total ending allowance balance	$4,699	$5,426	$2,505	$2,060	$915	$542	$16,147

Loans:
Loans individually evaluated for impairment	$8,685	$4,653	$7,273	$647	$143	$-	$21,401
Loans collectively evaluated for impairment	55,987	343,447	52,380	153,773	33,769	18,878	658,234

Total ending loans balance	$64,672	$348,100	$59,653	$154,420	$33,912	$18,878	$679,635

		Commercial	Construction	Residential
		Real	and Land	Real
	Commercial	Estate	Development	Estate	Consumer	Other	Total
December 31, 2020
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$462	$1,304	$2,351	$27	$11	$-	$4,155
Collectively evaluated for impairment	1,417	5,093	1,940	1,848	1,055	422	11,775

Total ending allowance balance	$1,879	$6,397	$4,291	$1,875	$1,066	$422	$15,930

Loans:
Loans individually evaluated for impairment	$3,876	$14,686	$9,695	$297	$90	$-	$28,644
Loans collectively evaluated for impairment	135,664	354,690	69,223	145,853	35,373	20,884	761,687

Total ending loans balance	$139,540	$369,376	$78,918	$146,150	$35,463	$20,884	$790,331

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 3 – LOANS (Continued)

The following table presents information related to impaired loans by segment of loans as of and for the years ended December 31, 2020 and 2019:

	Unpaid		Allowance for	Average	Interest	Cash Basis
	Principal	Recorded	Loan Losses	Recorded	Income	Interest
	Balance	Investment	Allocated	Investment	Recognized	Recognized
December 31, 2021
With no related allowance recorded:
Commercial	$11	$11	$-	$5	$-	$-
Commercial real estate	1,327	1,167	-	2,254	28	28
Construction and land development	-	-	-	-	-	-
Residential real estate	623	614	-	434	-	-
Consumer	45	43	-	25	-	-
Subtotal	2,006	1,835	-	2,718	28	28

With an allowance recorded:
Commercial	8,694	8,674	3,683	6,275	229	229
Commercial real estate	3,487	3,486	549	7,416	126	126
Construction and land development	7,273	7,273	805	8,484	333	333
Residential real estate	33	33	4	38	-	-
Consumer	102	100	25	91	-	-
Subtotal	19,589	19,566	5,066	22,304	688	688

Total	$21,595	$21,401	$5,066	$25,022	$716	$716

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 3 – LOANS (Continued)

	Unpaid		Allowance for	Average	Interest	Cash Basis
	Principal	Recorded	Loan Losses	Recorded	Income	Interest
	Balance	Investment	Allocated	Investment	Recognized	Recognized
December 31, 2020
With no related allowance recorded:
Commercial	$-	$-	$-	$-	$-	$-
Commercial real estate	3,493	3,341	-	2,247	-	-
Construction and land development	-	-	-	-	-	-
Residential real estate	283	253	-	659	-	-
Consumer	23	7	-	4	-	-
Subtotal	3,799	3,601	-	2,910	-	-

Commercial	3,892	3,876	462	1,944	219	219
Commercial real estate	11,345	11,345	1,304	5,933	396	396
Construction and land development	9,695	9,695	2,351	4,847	-	-
Residential real estate	44	44	27	27	-	-
Consumer	126	83	11	81	-	-
Subtotal	25,102	25,043	4,155	12,832	615	615

Total	$28,901	$28,644	$4,155	$15,742	$615	$615

The recorded investment in loans includes the loan origination fees, net. The recorded investment in loans excludes accrued interest receivable, net due to immateriality. For purposes of this disclosure, the unpaid principal balance is not reduced for partial net charge-offs.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 3 – LOANS (Continued)

Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by segment of loans as of December 31, 2021 and 2020:

			Loans Past Due Over
	Nonaccrual		90 Days Still Accruing
	2021	2020	2021	2020

Commercial	$2,967	$6	$-	$-
Commercial real estate	673	2,846	-	-
Construction and land development	-	-	-	-
Residential real estate	647	297	52	-
Consumer	143	88	-	44
Other	-	-	-	-

Total	$4,430	$3,237	$52	$44

The following table presents the aging of the recorded investment in past due loans as of December 31, 2021 and 2020 by segment of loans:

	30 - 59	60 - 89	Greater than
	Days	Days	89 Days	Total	Loans Not
	Past Due	Past Due	Past Due	Past Due	Past Due	Total

December 31, 2021
Commercial	$3,099	$50	$-	$3,149	$61,523	$64,672
Commercial real estate	480	-	589	1,069	347,031	348,100
Construction and land development	-	-	-	-	59,653	59,653
Residential real estate	875	47	169	1,091	153,329	154,420
Consumer	133	25	42	200	33,712	33,912
Other	38	17	-	55	18,823	18,878

Total	$4,625	$139	$800	$5,564	$674,071	$679,635

December 31, 2021
Commercial	$359	$271	$6	$636	$138,904	$139,540
Commercial real estate	3,663	63	702	4,428	364,948	369,376
Construction and land development	-	127	-	127	78,791	78,918
Residential real estate	1,077	557	229	1,863	144,287	146,150
Consumer	228	48	298	574	34,889	35,463
Other	70	5	9	84	20,800	20,884

Total	$5,397	$1,071	$1,244	$7,712	$782,619	$790,331

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 3 – LOANS (Continued)

Troubled Debt Restructurings:

The Company has no troubled debt restructurings as of December 31, 2021 or December 31, 2020 The Company has no specific reserves allocated to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2021 or December 31, 2020. The Company has not committed to lend additional amounts as of December 31, 2021 and 2020 to customers with outstanding loans that are classified as troubled debt restructurings.

There were no loans modified as troubled debt restructurings in 2021 or 2020.

There were no payment defaults within twelve months following the modification of troubled debt restructurings for the years ended 2021 or 2020. A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms. In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the company’s internal underwriting policy.

The company is working with borrowers impacted by COVID-19 and providing modifications to include interest only or principal and interest deferral. These modifications are excluded from troubled debt restructurings under Section 4013 of the CARES Act or under applicable interagency guidance of the federal banking regulators. During 2020, the Company modified 174 loans totaling $197,771. Of these loans, 5 loans with outstanding balances of $26,126 remained on modified terms as of December 31, 2021.

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Residential real estate, consumer and other loans are homogenous loans which are initially assigned a risk grade at origination. For residential, consumer and other loans, the Company evaluates credit quality based on aging status of the loan, which was previously presented and payment activity.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 3 – LOANS (Continued)

Based on the most recent analysis performed, the risk category of loans by segment of loans is as follows:

		Special
	Pass	Mention	Substandard	Doubtful	Total

December 31, 2021
Commercial	$50,439	$3,212	$11,021	$-	$64,672
Commercial real estate	322,779	18,420	6,901	-	348,100
Construction and land development	42,845	-	16,808	-	59,653
Residential real estate	152,537	122	1,761	-	154,420
Consumer	33,692	-	220	-	33,912
Other	18,878	-	-	-	18,878

Total	$621,170	$21,754	$36,711	$-	$679,635

December 31, 2020
Commercial	$129,136	$5,745	$4,659	$-	$139,540
Commercial real estate	362,566	1,104	5,706	-	369,376
Construction and land development	68,928	-	9,990	-	78,918
Residential real estate	144,548	-	1,602	-	146,150
Consumer	35,180	-	281	2	35,463
Other	20,884	-	-	-	20,884

Total	$761,242	$6,849	$22,238	$2	$790,331

NOTE 4 – MORTGAGE BANKING ACTIVITIES

The following summarizes mortgage activities for each year:

	2021	2020
Mortgage banking income:
Net gain on sale of loans	$21,791	$38,239
Loss on derivative contracts and other	(6,151)	(2,020)
Servicing income, net of amortization	5,720	6,305

	$21,360	$42,524

Gross loans originated	$579,051	$856,609
Gross loans sold	622,011	833,522
Gross loans serviced for others	1,584,509	1,528,078

Warehouse loans held for sale at year end	$-	$2,350
Loans held for sale at year end	229	12,186
Loans held for sale at year end at fair value	2,310	33,312
	$2,539	$47,848

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 4 – MORTGAGE BANKING ACTIVITIES (Continued)

Activity for capitalized mortgage servicing rights presented in other assets:

	2021	2020
Servicing rights:
Beginning of year	$8,984	$6,990
Additions	4,961	7,256
Amortized to expense	(4,193)	(5,262)

End of year	$9,752	$8,984

The fair value was $15,239 and $9,386 at December 31, 2021 and 2020, respectively. Fair value at year-end 2021 was determined using discount rates ranging from 9.0% to 12.0% and prepayment speeds ranging from 12.2% to 16.0%, depending on the stratification of the specific right and a weighted average default rate of .85%. Fair value at year-end 2020 was determined using discount rates ranging from 9.5% to 12.5% and prepayment speeds range from 19.0% to 25.6%, depending on the stratification of the specific right and a weighted average default rate of 1.30%.

Mortgage banking derivatives used in the ordinary course of business consist of mandatory forward sales contracts and rate lock loan commitments. Mandatory forward contracts represent future commitments to deliver loans at a specified price and date and are used to manage interest rate risk on loan commitments and mortgage loans held for sale. Rate lock loan commitments represent commitments to fund loans at a specific rate. These derivatives involve underlying items, such as interest rates, and are designed to transfer risk. Substantially all of these instruments expire within 90 days from the date of issuance. Notional amounts are amounts on which calculations and payments are based, but which do not represent credit exposure, as credit exposure is limited to the amounts required to be received or paid.

The realized gains (losses) as of year-end relating to free-standing derivative instruments used for risk management are summarized below:

	Location	2021	2020
Forward contracts related to:
Mortgage loans held for sale	Mortgage banking activities	$(986)	$(913)
Interest rate lock commitments	Mortgage banking activities	(5,726)	4,618

The following table reflects the amount and fair value of mortgage banking derivatives included in the Consolidated Balance Sheets:

	2021		2020
	Notional	Fair	Notional	Fair
	Amount	Value	Amount	Value
Included in other assets and other liabilities:
Forward contracts related to:
Mortgage loans held for sale	$10,000	$(11)	$125,000	$(997)
Interest rate lock commitments	11,524	348	123,031	6,074

Total included in other assets		$348		$6,074

Total included in other liabilities		$(11)		$(997)

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 4 – MORTGAGE BANKING ACTIVITIES (Continued)

Mandatory forward contracts also contain an element of risk in that the counterparties may be unable to meet the terms of such agreements. In the event the counterparties fail to deliver commitments or are unable to fulfill their obligations, the Company could potentially incur significant additional costs by replacing the positions at then current market rates. The Company manages its risk of exposure by limiting counterparties to those banks and institutions deemed appropriate by management and the Board of Directors. The Company performs periodic analysis on the counterparties to evaluate potential default on their obligations and therefore, does not expect to incur any risk related to counterparty default.

The Company is exposed to interest rate risk on loans held for sale and rate lock loan commitments. As market interest rates fluctuate, the fair value of mortgage loans held for sale and rate lock commitments will decline or increase. To offset this interest rate risk, the Company enters into derivatives such as mandatory forward contracts to sell loans. The fair value of these mandatory forward contracts will fluctuate as market interest rates fluctuate, and the change in the value of these instruments is expected to largely, though not entirely, offset the change in fair value of loans held for sale and rate lock commitments. The objective of this activity is to minimize the exposure to losses on rate loan lock commitments and loans held for sale due to market interest rate fluctuations. The net effect of derivatives on earnings will depend on risk management activities and a variety of other factors, including market interest rate volatility, the amount of rate lock commitments that close, the ability to fill the forward contracts before expiration, and the time period required to close and sell loans.

NOTE 5 - PREMISES AND EQUIPMENT

Year‑end premises and equipment were as follows:

	2021	2020
Land and buildings	$37,393	$38,708
Furniture, fixtures and equipment	4,766	8,104
Software	9	28
	42,168	46,840
Less: accumulated depreciation	(13,057)	(15,883)

Premises and equipment, net	$29,111	$30,957

Depreciation expense was $2,171 and $2,248 for 2021 and 2020.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 6 – DEPOSITS

The aggregate amount of certificates of deposit, with a minimum denomination of $250 was approximately $21,321 and $25,557 as of December 31, 2021 and 2020, respectively. Scheduled maturities of time deposits for the next five years were as follows:

	Brokered	Other	Total

2022	$18,594	$78,329	$96,923
2023	-	17,856	17,856
2024	-	3,525	3,525
2025	-	3,140	3,140
2026	-	319	319
Thereafter	420	154	574

	$19,014	$103,323	$122,337

NOTE 7 – FEDERAL HOME LOAN BANK ADVANCES

Outstanding advances from the Federal Home Loan Bank were as follows:

	2021	2020

Matures in October 2022, at fixed rate of 1.57%	$3,000	$3,000

Matures in October 2024, at fixed rate of 1.60%	3,000	3,000

	$6,000	$6,000

Each advance is payable at its maturity with a prepayment penalty for fixed rate advances. The advances were collateralized by all stock in the FHLB and a blanket pledge of 1-4 family, multifamily and commercial real estate mortgages equal up to 125% to 175% of the outstanding principal balance of these advances. Based on this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow an additional $200,632 at year end 2021. The Company’s borrowing capacity was reduced by $10,000 of outstanding letters of credit. These letters of credit mature in 2022. There was no outstanding balance as of December 31, 2021.

Required payments over the next five years are:

2022	$3,000
2023	-
2024	3,000
2025	-
2026	-
Thereafter	-

Total	$6,000

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 8 – NOTE PAYABLE TO CORRESPONDENT BANK

On December 30, 2019, the Company entered into two credit facilities with a correspondent bank. A $4,000 term note bearing interest at 4.30% scheduled to mature December 30, 2024 and a $6,000 revolving line of credit bearing interest at prime rate plus .65% that matured December 30, 2021. The loans require that the Company own 100% of the outstanding common stock of CBT, which has been pledged as collateral for the loans in addition to other restrictive covenants. As of December 31, 2021, the Company was in compliance with all financial covenants. The balance as of December 31, 2021 was $3,200.

LFA has a $500 revolving line of credit bearing interest at prime rate plus .50% scheduled to mature December 3, 2022. The loan is secured by LFA assets. As of December 31, 2021, the LFA line of credit had a balance of $55.

Required payments over the next five years are:

2022	$455
2023	400
2024	2,400
2025	-
2026	-

Total	$3,255

NOTE 9 – SUBORDINATED DEBENTURES – TRUST PREFERRED

A summary of the subordinated debentures – trust preferred is as follows:

					Outstanding	Outstanding
	Issuance	Redeemable	Interest	Rates at	Debt at	Debt at	Maturity
Description	Date	At Par Date	Rate	12-31-2021	12-31-2021	12-31-2020	Date

Commonwealth
Statutory Trust III	12-19-2003	1-7-2009	3-mo LIBOR	2.97%	$3,000	$3,000	1-07-2034
			+ 2.85%
Commonwealth
Statutory Trust IV	12-15-2005	12-30-2011	3-mo LIBOR	1.48%	12,000	12,000	12/30/2035
			+ 1.35%
Commonwealth
Statutory Trust V	6-28-2007	9-15-2012	3-mo LIBOR	1.52%	11,000	11,000	9-15-2037
			+ 1.40%
					$26,000	$26,000

The subordinated debentures are redeemable at par prior to the maturity dates at the option of the Company as defined within the trust indenture. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed twenty (20) consecutive quarters. If payments are deferred, the Company is prohibited from paying dividends to its common stockholders. A portion of the subordinated debentures are included in tier 1 capital.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 10 – BENEFIT PLAN

A 401(k) benefit plan allows employee contributions up to 15% of their compensation, which are matched equal to 100% of the first 4% of the compensation contributed. Expense for 2021 was $809 and $932 for 2020.

NOTE 11 – EMPLOYMENT AGREEMENTS

On October 4, 2013, the Company entered into an employment agreement with a key employee. The agreement was subsequently amended on March 18, 2015. The term of the agreement expires upon employment termination. As part of this agreement, the employee shall be awarded 1,000 bonus units as of the last day of the calendar year and 1,000 bonus units annually on March 18. A bonus unit is equivalent to the value of a share of Company stock with no ownership or voting rights. As these bonus units can be settled in cash, they are considered a liability of the Company. In 2021 and 2020, the Company awarded the employee 2,000 and 2,000 bonus units, respectively, which vests over the earlier of the three year period following the grant date, a change in the Company’s control, or voluntary resignation. During 2021 and 2020, $466 and $322 of compensation expense was recognized related to the bonus units awarded. The employee is eligible to receive a cash bonus of up to 40% of salary based on certain operating goals and performance achievements set forth by the board. The amount of cash bonus earned and expensed was $106 and $67 during 2021 and 2020. There was no unrecognized compensation expense related to granted and unvested bonus units as of December 31, 2021 and 2020.

On September 1, 2011, the Company entered into a three year employment agreement with a key employee. The term of the agreement was renewed on September 1, 2015, and is renewable on an annual basis afterwards unless either party gives 90 days’ notice. As part of this agreement, the employee shall be awarded 4,000 bonus units as of the last day of the calendar year. A bonus unit is equivalent to the value of a share of Company stock with no ownership or voting rights. As these bonus units can be settled in cash, they are considered a liability of the Company. In 2021 and 2020, the Company awarded the employee 4,000 and 4,000 bonus units, which vests over the earlier of the two year period following the grant date, a change in the Company’s control, or voluntary resignation. During 2021 and 2020, $1,117 and $684 of compensation expense was recognized related to the bonus units awarded. The employee is eligible to receive a cash bonus of up to 50% of salary based on certain operating goals and performance achievements set forth by the board. The amount of cash bonus earned and expensed was $213 and $124 during 2020 and 2019. There was no unrecognized compensation expense related to granted and unvested bonus units as of December 31, 2021 and 2020.

During 2015, the Company awarded 15,300 bonus units to 15 employees. The bonus units vest over the earlier of the three year period following the grant date or a change in the Company’s control. The bonus units fully vested in 2018. The awards range from 300 to 1,500 units. A bonus unit is equivalent to the value of a share of Company stock with no ownership or voting rights. As these bonus units can be settled in cash, they are considered a liability of the Company. During 2021 and 2020, $188 and $45 of compensation expense was recognized related to the 2015 bonus units change in value.

During 2018, the Company awarded retention bonuses to 23 employees. The bonuses total $643 and vest over a three year period following the grant date or a change in the Company’s control. The bonuses fully vested in 2020. The bonuses have the ability to increase based the CBT’s growth of retained earnings. During 2021 and 2020, $0 and $302 of compensation expense was recognized. There was no unrecognized compensation expense related to the unvested bonuses as of December 31, 2021 and 2020.

During 2019, the Company awarded retention bonuses to 23 employees. The bonuses total $424 and vest over a three year period following the grant date or a change in the Company’s control. The bonuses have the ability to increase based the CBT’s growth of retained earnings. During 2021 and 2020, $11 and $158 of compensation expense was recognized. The amount of unrecognized compensation expense related to the unvested bonuses was $81 and $217 as of December 31, 2021 and 2020, respectively.

During 2020, the Company awarded retention bonuses to 3 employees. The bonuses total $135 and vest over a three year period following the grant date or a change in the Company’s control. The bonuses have the ability to increase based the CBT’s growth of retained earnings. During 2021 and 2020, $62 and $24 of compensation expense was recognized. The amount of unrecognized compensation expense related to the unvested bonuses was $78 and $115 as of December 31, 2021 and 2020.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 11 – EMPLOYMENT AGREEMENTS (Continued)

During 2021, the Company awarded retention bonuses to 27 employees. The bonuses total $384 and vest over a three or five year period following the grant date or a change in the Company’s control. The bonuses have the ability to increase based the CBT’s growth of retained earnings. During 2021 $112 of compensation expense was recognized. The amount of unrecognized compensation expense related to the unvested bonuses was $308 as of December 31, 2021.

NOTE 12 – LEASES

The Company has entered into twelve operating leases for land, equipment and office space. The leases expire at various terms from 2022 through 2030. The Company’s total rent expense was $901 and $918 for 2021 and 2020, respectively. Base annual rent payments for the remaining lease periods are detailed:

		Related
Year	Total	Party	Other

2022	$545	$297	$248
2023	500	300	200
2024	466	302	164
2025	224	101	123
2026	57	-	57
Thereafter	230	-	230

	$2,022	$1,000	$1,022

The Company has entered into seven operating leases to lease office space to various tenants in five locations. The leases expire at various terms from 2022 through 2028. The Company’s total rent income was $556 and $566 for 2021 and 2020, respectively. Base annual rent payments for the remaining lease periods are detailed:

Year	Total

2022	$405
2023	196
2024	68
2025	68
2026	68
Thereafter	139

$944

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 13 – GOODWILL AND INTANGIBLE ASSETS

As allowed under ASU 2014-02 Accounting for Goodwill, goodwill is being amortized over 10 years. The change in goodwill during the year is as follows:

	2021	2020

Beginning of the year	$6,235	$6,941
Acquired goodwill	-	-
Amortized to expense	(706)	(706)

End of year	$5,529	$6,235

NOTE 14 – BUSINESS COMBINATIONS

Effective August 3, 2021, a definitive Share Purchase Agreement (Agreement) was executed to sell the Company’s outstanding common stock to Stock Yards Bancorp. Under the terms of the Agreement, Stock Yards Bancorp will acquire all of the Company’s outstanding common stock in a combined stock and cash transaction, resulting in total consideration to the Company’s existing shareholders of approximately $155 million.

The acquisition closed on March 7, 2022.

NOTE 15 – RELATED PARTY TRANSACTIONS

The following related party transactions occurred during 2021 and 2020:

a)

In the normal course of business, CBT make loans to their directors, officers and entities in which such parties are principal owners. Balances of loans to such parties totaled approximately $5,996 and $4,462 at December 31, 2021 and 2020, respectively.

b)

During 2021 and 2020, CBT incurred net rent expenses of approximately $470 and $567, respectively, for office space leased to or from individuals and companies related to the Company through common ownership.

c)

During 2021 and 2020, CBT paid expenses, net of revenue, of approximately $159 and $159, respectively, for investment advisory and personnel costs. Such services were provided to and received from individuals and companies related to the Company through common ownership.

d)

CBT had real estate participation loans with an affiliate bank. The participations purchased outstanding were $10,945 and $7,566 at December 31, 2021 and 2020, respectively. The participations sold were $858 and $886 at December 31, 2021 and 2020, respectively.

e)

Deposits of executive officers and directors, including deposits of companies in which they have a beneficiary ownership or other related affiliations, were $23,359 and $38,044 at December 31, 2021 and 2020, respectively.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 16 – REGULATORY CAPITAL MATTERS

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off‑balance‑sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Under the Basel III rules, the Company must hold a 2.5% capital conservation buffer above the adequately capitalized risk-based capital ratios. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. As of December 31, 2021 the Bank has met all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of year‑end 2021 and 2020, the most recent regulatory notifications categorized the Company’s subsidiaries as well capitalized under the regulatory framework for prompt corrective action.

Actual and required capital amounts (in thousands) and ratios are presented excluding the capital conservation buffer below at year‑end.

	Actual		Minimum for Capital Adequacy Purposes		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2021:
Commonwealth Bank & Trust
Total Capital-to Risk Weighted Assets	$124,930	15.57%	$64,200	8.0%	$80,250	10.0%
Tier I Capital-to Risk Weighted Assets	114,823	14.31%	48,150	6.0%	64,200	8.0%

Common Tier 1(CETI)	114,823	14.31%	36,113	4.5%	52,163	6.5%
Tier I Capital (to Average Assets in Ending Quarter)	114,823	9.57%	47,982	4.0%	59,977	5.0%
As of December 31, 2020:
Commonwealth Bank & Trust
Total Capital-to-Risk Weighted Assets	$122,541	13.51%	$72,537	8.0%	$90,672	10.0%
Tier I Capital-to Risk Weighted Assets	111,150	12.26%	54,403	6.0%	72,537	8.0%

Common Tier 1(CET1)	111,150	12.26%	40,802	4.5%	58,937	6.5%
Tier I Capital (to Average Assets in Ending Quarter)	111,150	9.64%	46,150	4.0%	57,687	5.0%

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 16 – REGULATORY CAPITAL MATTERS (Continued)

Dividend Restrictions: The Company’s principal source of funds for dividend payments is dividends received from CBT. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above.

NOTE 17 – LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off‑balance‑sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amounts of financial instruments with off‑balance‑sheet risk at year end were as follows:

	2021	2020

Commitments to make loans	$211,162	$210,405
Standby letters of credit	-	-

NOTE 18 – FAIR VALUES

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Investment Securities: The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 18 – FAIR VALUES (Continued)

Collateralized debt obligations which are issued by financial institutions and insurance companies were historically priced using Level 2 inputs, the decline in the level of observable inputs and market activity in this class of investments by the measurement date has been significant and resulted in unreliable external pricing. Broker pricing and bid/ask spreads, when available, vary widely. The once active market has become comparatively inactive. As such, these investments are priced using Level 3 inputs.

Derivatives: The fair values of derivatives are based on valuation models using observable market data as of the measurement date (Level 2).

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Once received, a member of the Credit Department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraised value to determine what additional adjustment should be made to the appraisal value to arrive at fair value.

Loans Held For Sale: Loans held-for-sale under mandatory forward contracts, are accounted for at fair value. The election of the fair value option aligns the accounting for these loans with the related derivatives. The fair value of these loans held for sale is determined using quoted secondary market prices. Loans held for sale are classified as Level 2 in the fair value hierarchy.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 18 – FAIR VALUES (Continued)

Assets and liabilities measured at fair value on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option, are summarized below:

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at
	December 31 Using:
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
2021	(Level 1)	(Level 2)	(Level 3)
Financial assets:
Available for sale securities
U.S. government sponsored agencies	$-	$163,784	$-
Municipal bonds	-	77,765	-
Agency mortgage-based securities: residential	-	14,919	-
Corporate bonds	-	5,876	-
Collateralized debt obligations	-	-	1,641
Total available for sale securities	$-	$262,344	$1,641

Loans held for sale	$-	$2,310

Derivatives
Interest rate lock loan commitments	$-	$348	$-
Interest rate swap – not designated as hedge	-	682	-
Financial liabilities:
Derivatives
Forward contracts related to mortgage loans held for sale	$-	$(11)	$-
Interest rate swap – cash flow hedge	-	(113)	-
Interest rate swap – fair value hedge	-	(64)	-
Interest rate swap – not designated as hedge	-	(682)	-

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 18 – FAIR VALUES (Continued)

	Fair Value Measurements at
	December 31 Using:
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
2020	(Level 1)	(Level 2)	(Level 3)
Financial assets:
Available for sale securities
U.S. government sponsored agencies	$-	$87,383	$-
Municipal bonds	-	93,765	-
Agency mortgage-based securities: residential	-	22,969	-
Corporate bonds	-	5,874	-
Collateralized debt obligations	-	-	1,500
Total available for sale securities	$-	$209,991	$1,500

Equity securities	$391	$-	$-

Loans held for sale	$-	$33,312	$-
Derivatives
Interest rate lock loan commitments	$-	$6,074	$-
Interest rate swap – not designated as hedge	-	1,531	-

Financial liabilities:
Derivatives
Forward contracts related to mortgage loans held for sale	$-	$(997)	$-
Interest rate swap – cash flow hedge	-	(419)	-
Interest rate swap – fair value hedge	-	(101)	-
Interest rate swap – not designated as hedge	-	(1,531)	-

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

	Collateralized Debt Obligations
	2021	2020

Balance of recurring Level 3 assets at January 1	$1,500	$1,721
Included in other comprehensive income	141	(221)

Balance of recurring Level 3 assets at December 31	$1,641	$1,500

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 18 – FAIR VALUES (Continued)

The fair value of the Company’s collateralized debt obligations are determined internally by calculating discounted cash flows using swap and LIBOR curves plus spreads that adjust for loss severities, volatility, credit risk and optionality. When available, broker quotes are used to validate the model. Rating agency and industry research reports as well as assumptions about specific-issuer defaults and deferrals are reviewed and incorporated into the calculations. Assumptions are back-tested on a quarterly basis as specific-issuer deferral and defaults that occurred are compared to those that were projected and ongoing assumptions are adjusted in accordance with the level of unexpected deferrals and defaults that occurred.

The following table presents quantitative information about recurring Level 3 fair value measurements at December 31:

				Range
		Valuation		(Weighted
	Fair value	Technique(s)	Unobservable Input(s)	Average)

2021
Collateralized debt obligations	$1,641	Discounted cash flow	Collateral default rate	5%

2020
Collateralized debt obligations	$1,500	Discounted cash flow	Collateral default rate	5%

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

	Fair Value Measurements at
	December 31 Using:
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level One)	(Level 2)	(Level 3)
2021
Assets:
Impaired loans:
Commercial	$-	$-	$4,991
Commercial real estate	-	-	2,937
Construction and land development	-	-	6,468
Residential real estate	-	-	29
Consumer	-	-	75

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 18 – FAIR VALUES (Continued)

	Fair Value Measurements at
	December 31 Using:
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level One)	(Level 2)	(Level 3)
2020
Assets:
Impaired loans:
Commercial	$-	$-	$3,414
Commercial real estate	-	-	10,041
Construction and land development	-	-	7,344
Residential real estate	-	-	17
Consumer	-	-	72

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a recorded investment of $3,088 with a valuation allowance of $1,462 at December 31, 2021, resulting in a reduction to provision for loan losses of $2,693 for the period. Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a recorded investment of $25,043 with a valuation allowance of $4,155 at December 31, 2020, resulting in an increase to provision for loan losses of $4,050 for the period.

There was no other real estate owned for the year ended December 31, 2021 and December 31, 2020.

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 19 – FAIR VALUES (Continued)

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis is summarized below:

				Range
		Valuation		(Weighted
2021	Fair Value	Technique(s)	Unobservable Input(s)	Average)

Impaired loans – commercial	$4,991	Sales comparison approach	Adjustment for differences between the comparable sales	-25% - 15% (-3%)

Impaired Loans - commercial real estate	$2,937	Sales comparison approach	Adjustment for differences between the comparable sales	-47% - 44% (-3%)

Impaired Loans - Construction and land development	$6,468	Sales comparison approach	Adjustment for differences between the comparable sales	-35% - 30% (-7%)

Impaired loans – residential real estate	$29	Sales comparison approach	Adjustment for differences between the comparable sales	-25% - 0% (-13%)

Impaired loans – consumer	$75	Sales comparison approach	Adjustment for differences between the comparable sales	-25% - 2% (12%)

				Range
		Valuation		(Weighted
2020	Fair Value	Technique(s)	Unobservable Input(s)	Average)

Impaired loans – commercial	$3,414	Sales comparison approach	Adjustment for differences between the comparable sales	-15% - 10% (-5%)

Impaired Loans - commercial real estate	$10,041	Sales comparison approach	Adjustment for differences between the comparable sales	-24% - 56% (13%)

Impaired Loans - Construction and land development	$7,344	Sales comparison approach	Adjustment for differences between the comparable sales	-10% - 25% (8%)

Impaired loans – residential real estate	$17	Sales comparison approach	Adjustment for differences between the comparable sales	0% - 0% (0%)

Impaired loans – consumer	$72	Sales comparison approach	Adjustment for differences between the comparable sales	30% (30%)

(Continued)

COMMONWEALTH BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(Dollar amounts in thousands)

NOTE 19 – FAIR VALUES (Continued)

The Company has elected the fair value option for loans held for sale under mandatory forward contracts. These loans are intended for sale and the Company believes that the fair value is the best indicator of the resolution of these loans. Interest income is recorded based on the contractual terms of the loan and in accordance with the Company’s policy on loans held for investment. None of these loans are 90 days or more past due nor on non-accrual as of December 31, 2021 and 2020. The aggregate fair value was $2,310 and the contractual balance was $2,213 as of December 31, 2021. The aggregate fair value was $33,312 and the contractual balance was $31,246 as of December 31, 2020.